Exhibit 107.1

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

Issuer:

T-Mobile USA, Inc.

Guarantors:

American Telecasting of Seattle, LLC

APC Realty and Equipment Company, LLC

Assurance Wireless of South Carolina, LLC

Assurance Wireless USA, L.P.

ATI Sub, LLC

Clearwire Communications LLC

Clearwire Legacy LLC

Clearwire Spectrum Holdings II LLC

Clearwire Spectrum Holdings III LLC

Clearwire Spectrum Holdings LLC

Fixed Wireless Holdings, LLC

IBSV LLC

MetroPCS California, LLC

MetroPCS Florida, LLC

MetroPCS Georgia, LLC

MetroPCS Massachusetts, LLC

MetroPCS Michigan, LLC

MetroPCS Nevada, LLC

MetroPCS New York, LLC

MetroPCS Pennsylvania, LLC

MetroPCS Texas, LLC

Nextel South Corp.

Nextel Systems, LLC

Nextel West Corp.

NSAC, LLC

PRWireless PR, LLC

PushSpring, LLC

Sprint Capital Corporation

Sprint Communications LLC

Sprint LLC

Sprint Solutions LLC

Sprint Spectrum LLC

Sprint Spectrum Realty Company, LLC

SprintCom LLC

T-Mobile Central LLC

T-Mobile Financial LLC

T-Mobile Innovations LLC

T-Mobile Leasing LLC

T-Mobile License LLC

T-Mobile Northeast LLC

T-Mobile Puerto Rico Holdings LLC

T-Mobile Puerto Rico LLC

T-Mobile Resources LLC

T-Mobile South LLC

T-Mobile US, Inc.

T-Mobile West LLC

TDI Acquisition Sub, LLC

TMUS International LLC

TVN Ventures LLC

VMU GP, LLC

WBSY Licensing, LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offerings. The maximum aggregate offering price of those offerings is $2,993,395,000.

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	4.850% Senior Notes due 2029	Rule 457(r)	$1,000,000,000	99.850%	$998,500,000	0.00014760	$147,379

	Debt	5.150% Senior Notes due 2034	Rule 457(r)	$1,250,000,000	99.654%	$1,245,675,000	0.00014760	$183,862

	Debt	5.500% Senior Notes due 2055	Rule 457(r)	$750,000,000	99.896%	$749,220,000	0.00014760	$110,585

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

		Total Offering Amounts				$2,993,395,000		$441,826

		Total Fees Previously Paid						$ 0

		Total Fee Offsets						$ 0

		Net Fee Due						$441,826